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                                                                   EXHIBIT 21.01


                              THE ST. JOE COMPANY
                                SUBSIDIARY LIST

280 Interstate North, L.L.C.
Advantis Construction Company
Advantis Real Estate Services Company
Apalachicola Northern Railroad Company
Arvida Capital Contracting, Inc.
Arvida Central Florida Contracting, Inc.
Arvida Community Sales, Inc.
Arvida Housing L.P., Inc.
Arvida Mid-Atlantic Homes, Inc.
Arvida Mid-Atlantic Contracting, Inc.
Arvida Northeast Florida Contracting, Inc.
Arvida Resorts & Clubs, L.L.C. f/k/a St. Joe/Arvida West Florida Resort
  Holdings, L.L.C.
Arvida West Florida Contracting, Inc.
CCK Real Estate, Inc.
Southeast Bonded Homebuilder Warranty Association, L.L.C.
Southhall Center, L.L.C.
St. Joe Capital I, Inc.
St. Joe Commercial Development, Inc.
St. Joe Commercial, Inc.
St. Joe Deerwood Park, L.L.C.
St. Joe Development, Inc.
St. Joe Hospitality Development, Inc.
St. Joe Land Company
St. Joe Real Estate Services, Inc. d/b/a Arvida Realty Services
St. Joe Residential Acquisitions, Inc.
St. Joe Terminal Company
St. Joe Timberland Company, L.L.C.
St. Joe Utilities Company
St. Joe Westfields, Inc.
St. Joe/Alhambra Development Company
St. Joe/Alhambra Management Company
St. Joe/Arvida Company, Inc.
St. Joe/Central Florida Development, Inc.
St. Joe/Central Florida Management, Inc.
St. Joe/CNL Plaza, Inc.
St. Joe/Legacy, Inc.
St. Joe-Southwood Properties, Inc. (reinstated)
Talisman Sugar Corporation
The Port St. Joe Marina
Westside Corporate Center, L.L.C.